SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549



                                 FORM 8-K



                              CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report: (Date of earliest event reported) April 16, 1998



                           CORNING INCORPORATED
          (Exact name of registrant as specified in its charter)



New York                           1-3247           16-0393470
(State or other jurisdiction       (Commission      (I.R.S.Employer
of incorporation)                  File Number)     Identification No.)



One Riverfront Plaza, Corning, New York              14831
(Address of principal executive offices)             (Zip Code)


(607) 974-9000
(Registrant's telephone number, including area code)



N/A
(Former name or former address, if changed since last report)

Item 5.   Other Events.

Attached for filing as an exhibit hereto is the item listed in "Item 7 -
- Financial Statements, Pro Forma Financial Information and Exhibits" below. Such item is being filed in connection with the offering by Corning Incorporated of $500,000,000 aggregate principal amount of its Medium-Term Notes due from 9 months to 30 years from Date of Issue.


Item 7.   Financial Statements, Pro Forma Financial Information and
Exhibits.


Exhibits:

The Registrant's press release of April 16, 1998.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                         CORNING INCORPORATED
                         Registrant



Date:  April 16, 1998          By /s/ KATHERINE A. ASBECK
                               Katherine A. Asbeck
                               Vice President and Controller

FOR IMMEDIATE RELEASE                     Robert W. DeMallie
April 16, 1998                            (607) 974-8778
                                          demallierw@corning.com



            Corning Incorporated Reports First Quarter Earnings

     CORNING, N.Y., April 16 - Corning Incorporated (NYSE:GLW) reported today that its 1998 first quarter net income from continuing operations,

which now excludes the consumer housewares business, totaled $62.1 million, compared with 1997 net income from the same operations of $85.4 million.  Diluted earnings per share from continuing operations totaled

$0.27, versus 1997 first quarter diluted earnings per share of $0.36.

The decline in first quarter earnings per share is consistent with

Corning's expectations, as announced in January of this year.

     First quarter sales from continuing operations were $794.8 million,

compared to 1997 first quarter sales of $817.1 million.

     Commenting on the company's performance, Corning's Chairman and

Chief Executive Officer, Roger G. Ackerman said, "As we had anticipated,

the decline in first quarter earnings was mostly due to the effects of

Asia's instability on several of our businesses.  The impact was most pronounced on our international optical fiber sales, with lower volume and pricing compared with last year's record first-quarter performance.

     "Equity earnings were up substantially," Ackerman added, "due primarily to strong performance and exchange gains at Samsung-Corning

Company Ltd., a Korean manufacturer of glass panels and funnels for television and display monitors."

     Commenting on future performance, Ackerman said, "We expect our trends to improve as the year progresses.  But the extent and timing of our improvement clearly depends on stronger Asian economies, which we have not yet seen."

     On April 1, 1998, Corning completed the recapitalization and sale of a controlling interest in its consumer housewares business to an affiliate of Borden, Inc.  Corning expects to record a gain from the sale in the second quarter.



                                  (more)

     As previously announced, the gain is likely to be offset by an early retirement program, while the cash proceeds will be used to invest in growth businesses and reduce debt.

     "I am very pleased that we were recently able to complete the divestiture of our consumer housewares business to Borden," Ackerman said.

     Corning recognized a loss from discontinued operations in the first quarter of 1998 totaling $0.6 million, or $0.01 per share, compared to income of $6.6 million, or $0.03 per share, for the first quarter of

1997.

     Including the loss from discontinued operations, Corning's net income for the first quarter of 1998 was $61.5 million, or $0.26 per share, compared to net income of $92.0 million, or $0.39 per share for the first quarter of 1997.

     Established in 1851, Corning Incorporated creates leading-edge technologies for the fastest growing segments of the world's economy.

Corning manufactures optical fiber, cable and components, high-

performance glass and components for televisions, and other electronic displays for communications and communications-related industries; and

advanced materials for scientific and environmental markets.  Corning's total revenues in 1997 were $4.1 billion.



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Corning Investor Relations Contacts:  Richard B. Klein (607) 974-8313
                                     Katherine M. Dietz (607) 974-8217

Forward-Looking and Cautionary Statements

     Except for historical information and discussions contained herein, statements included in this release may constitute "forward-looking statement" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause results to differ materially, as discussed in the company's filing with the Securities and Exchange Commission.

Corning Incorporated and Subsidiary Companies
Consolidated Statements of Income
(Unaudited; in millions, except per share amounts)

                                       Quarter Ended  Quarter Ended
                                       March 31, 1998 March 31, 1997
                                       -------------- --------------

                                                        (Restated)
Revenues
 Net sales                                $794.8         $817.1
 Royalty, interest and dividend income       9.1            9.9
                                          ------         ------

                                           803.9          827.0

Deductions
 Cost of sales                             514.7          475.7
 Selling, general and administrative
   expenses                                112.9          128.8
 Research and development expenses          67.1           51.0
 Interest expense                           17.6           21.2
 Other, net                                 27.1            6.8
                                           -----          -----

Income from continuing operations
   before taxes on income                   64.5          143.5
Taxes on income from continuing
   operations                               21.0           49.0
                                           -----          -----

Income from continuing operations
   before minority interest and
   equity earnings                           43.5           94.5
Minority interest in earnings of
   subsidiaries                             (5.5)         (12.5)
Dividends on convertible preferred
 securities of subsidiary                   (3.4)          (3.4)
Equity in earnings of associated
  companies                                 27.5            6.8
                                          -------         ------

Income from continuing operations           62.1           85.4
Income (loss) from discontinued
   operations, net of taxes                 (0.6)           6.6
                                          -------         ------

Net Income                                $ 61.5         $ 92.0
                                         =======         =======

Basic Earnings Per Share
 Continuing operations                    $ 0.27         $ 0.37
 Discontinued operations                      -            0.03
                                          ------         ------
Net Income                                $ 0.27         $ 0.40
                                          ======         ======

Diluted Earnings Per Share
 Continuing operations                    $ 0.27         $ 0.36
 Discontinued operations                   (0.01)          0.03
                                          -------        ------
Net Income                                $ 0.26         $ 0.39
                                         =======         ======

Dividends Declared                        $ 0.18         $ 0.18
                                         =======         ======

Shares used in computing earnings
    per share
 Basic earnings per share                   229.6          226.5
 Diluted earnings per share                 232.6          243.3


The accompanying notes are an integral part of these statements.

Corning Incorporated and Subsidiary Companies
Condensed Consolidated Balance Sheets
(Unaudited; in millions)

                                      Mar. 31, 1998  Dec. 31, 1997
                                      -------------  -------------
                                                      (Restated)

        Assets

Current Assets
  Cash and short-term investments         $  79.5        $  97.0
  Receivables, net                          514.1          559.7
  Inventories                               443.4          428.3
  Deferred taxes on income and
     other current assets                   122.6          114.1
                                          -------        -------
       Total current assets               1,159.6        1,199.1

Investments                                 352.3          310.0

Plant and Equipment,  Net                 2,225.5        2,267.9

Goodwill and Other Intangible Assets, Net   290.1          294.2

Other Assets                                342.3          263.1

Net Assets of Discontinued Operations       369.1          357.6
                                          -------        -------
                                         $4,738.9       $4,691.9
                                         ========       ========

Liabilities and Stockholders' Equity

Current Liabilities
  Loans payable                           $ 383.8        $ 213.0
  Accounts payable                          172.4          300.0
  Other accrued liabilities                 398.2          444.7
                                          -------        -------
       Total current liabilities            954.4          957.7

Other Liabilities                           645.8          627.5
Loans Payable Beyond One Year             1,120.1        1,125.8
Minority Interest in Subsidiary
   Companies                                344.2          349.3
Convertible Preferred Securities
   of Subsidiary                            365.4          365.3
Convertible Preferred Stock                  19.1           19.8
Common Stockholders' Equity               1,289.9        1,246.5
                                          -------        -------
                                         $4,738.9       $4,691.9
                                         ========       ========

The accompanying notes are an integral part of these statements.

Corning Incorporated and Subsidiary Companies
Notes to Consolidated Financial Statements
Quarter 1, 1998


(1) Basic earnings per share is computed by dividing net income less dividends on Series B convertible preferred stock by the weighted average number of common shares outstanding during each period. The weighted average shares outstanding were 229.6 million and
     226.5 million for the first quarters of 1998 and 1997, respectively. Series B preferred dividends amounted to $0.4 million for the first quarters of 1998 and 1997.

     Diluted earnings per share is computed by dividing net income plus dividends on convertible preferred stock by the weighted average number of common shares outstanding during the period after giving effect to dilutive stock options and adjusted for dilutive common shares assumed to be issued on conversion of Corning's convertible securities. The shares used in computing diluted earnings per share for the first quarters of 1998 and 1997 were 232.6 million and 243.3 million, respectively.

(2) Depreciation and amortization charged to continuing operations during the first quarters of 1998 and 1997 totaled $78.9 million and $77.2 million, respectively.

(3) Corning's effective tax rate for continuing operations was 32.5% for the first quarter of 1998 and 34.1% for the first quarter of 1997. The lower 1998 rate was due to a higher percentage of Corning's earnings resulting from consolidated entities with lower effective tax rates.

(4) On April 1, 1998, Corning completed the recapitalization and sale of a controlling interest in its consumer housewares business to an affiliate of Borden, Inc. As a result, Corning now reports the consumer housewares business as a discontinued operation. Corning expects to record an after tax gain in the range of $25-$50 million from this transaction in the second quarter. On April 8, 1998, Corning announced that it will reduce its headcount by offering a selective early retirement program and enhanced separation benefits to its employees in the second quarter. Charges associated with this program will be recorded in the second quarter.





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